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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                            Securities Act of 1934


Date of Report (Date of earliest event reported): January 31, 1997


                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)


Delaware                            0-22802                           36-3904053
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(State or other                   (Commission                   (IRS Employer
jurisdiction of                    File No.)                 Identification No.)
incorporation)


     14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                   (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5. Other Events.


     On January 31, 1997, Boston Chicken, Inc. (the "Company") announced its agreement to make a $17 million loan to Progressive Food Concepts, Inc. ("PFCI"), a company formed, among other things, to (i) explore, together with the Company, taking a line of Boston Market(R) prepared foods into alternate distribution channels, potentially in partnership with supermarkets (although PFCI does not currently have any rights to the Boston Market brands), and (ii) make an investment in Harry's Farmers Market, Inc., an owner and operator of retail food markets. The Company has the option to convert the loan into a majority interest in PFCI at a later date. In connection with the consummation of the foregoing transaction, Saad J. Nadhir resigned as Co-Chairman and President of the Company to become the Chairman and Chief Executive Officer of PFCI. Scott A. Beck, Chairman and Chief Executive Officer of the Company, assumed the additional responsibilities of President of the Company. A copy of the Company's press release, dated January 31, 1997, related to the above-described events is attached hereto as Exhibit 99.1.


Item 7. Financial Statements and Exhibits.

     (c) The following exhibit is filed as part of this report on Form 8-K:

         99.1  Press Release of Boston Chicken, Inc. dated January 31, 1997


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    February 5, 1997

                                       BOSTON CHICKEN, INC.


                                       By: /s/ Mark A. Link
                                           ----------------------------------
                                           Mark A. Link
                                           Vice President-Financial Reporting
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                             BOSTON CHICKEN, INC.

                                 EXHIBIT INDEX


Exhibit Number*    Description

     99.1          Press Release of Boston Chicken, Inc. dated January 31, 1997






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* Exhibits not listed are inapplicable.